Exhibit 99.8

September 29, 2022

VIA EDGAR

U.S. Securities and Exchange Commission
Division of Corporation Finance
100 F. Street, N.E.
Washington, D.C. 20549

Re:	Lavoro Limited

Registration Statement on Form F-4

Request for Waiver and Representation under Item 8.A.4 of Form 20-F

Ladies and Gentlemen:

In connection with the filing on the date hereof of a registration statement on Form F-4 (the “Registration Statement”) for Lavoro Limited, a foreign private issuer newly formed under the laws of the Cayman Islands (the “Company”) in the context of a potential business combination of TPB Acquisition Corporation I, a special purpose acquisition company (“SPAC”) with Lavoro Agro Limited, an exempted company incorporated with limited liability in the Cayman Islands (“Target”), and simultaneous listing in the United States of the Company’s class A ordinary shares, the Company is submitting this letter via EDGAR to the U.S. Securities and Exchange Commission (the “Commission”) to request a waiver and provide certain representations under Item 8.A.4 of Form 20-F.

The Company has included in the Registration Statement the following financial statements:

●	audited combined financial statements of the Target, a Brazilian company qualifying as a foreign private issuer and emerging growth company, as of June 30, 2021 and 2020 and for the years ended June 30, 2021 and 2020; and

●	unaudited interim combined financial information of the Target as of March 31, 2022 and for the nine months ended March 31, 2022 and 2021.

The Company respectfully requests that the Commission waive in relation to the Target the requirement of Item 8.A.4 of Form 20-F, which states that in the case of a company’s initial public offering, the registration statement must contain audited financial statements of a date not older than 12 months from the date of the offering (the “12-Month Requirement”). See also Division of Corporation Finance, Financial Reporting Manual, Section 6220.3.

The Company is submitting this waiver request pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that the Commission will waive the 12-Month Requirement “in cases where the company is able to represent adequately to us that it is not required to comply with this requirement in any other jurisdiction outside the United States and that complying with this requirement is impracticable or involves undue hardship.” See also the 2004 release entitled International Reporting and Disclosure Issues in the Division of Corporation Finance (available on the Commission’s website at http://www.sec.gov/divisions/corpfin/internatl/cfirdissues1104.htm) by the staff of the Division of Corporation Finance of the Commission at Section III.B.c, in which the staff notes that:

“the instruction indicates that the staff will waive the 12-month requirement where it is not applicable in the registrant’s other filing jurisdictions and is impracticable or involves undue hardship. As a result, we expect that the vast majority of IPOs will be subject only to the 15-month rule. The only times that we anticipate audited financial statements will be filed under the 12-month rule are when the registrant must comply with the rule in another jurisdiction, or when those audited financial statements are otherwise readily available.”

In connection with this waiver request, the Company represents to the Commission that:

1.	None of the Company or the Target is currently a public reporting company in any jurisdiction.

2.	Accordingly, the Company and the Target are not required by any jurisdiction outside the United States to prepare consolidated financial statements audited under any generally accepted auditing standards for any period.

3.	Full compliance with Item 8.A.4 of Form 20-F at present is impracticable and involves undue hardship for the Company and Target.

4.	The Target does not anticipate that its audited financial statements for the fiscal year ended June 30, 2022 will be available until the fourth quarter of 2022.

5.	In no event will the Company seek effectiveness of the Registration Statement if the Target’s audited financial statements are older than 15 months.

The Company will file this letter as an exhibit to the Registration Statement pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

Sincerely, LAVORO LIMITED

By:	/s/ Daniel Fisberg
Name: Daniel Fisberg
Title: Director